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For further information:                                            NEWS RELEASE

At NCO Group, Inc.            At NCO Portfolio        At the Financial
                              Management, Inc.        Relations Board
Michael J. Barrist,           Michael J. Barrist,     Joe Calabrese (General)
Chairman and CEO              Chairman and CEO        Judith Sylk-Siegel (Media)
Steven L. Winokur,            (215) 793-9300          Nicole Engel (Analysts)
EVP, Finance and CFO          Richard J. Palmer, CFO  (212) 661-8030
Paul E. Weitzel, Jr.,         (410) 594-7000
EVP, Corp. Development
(215) 793-9300

For Immediate Release

                        NCO GROUP AND CREDITRUST ANNOUNCE
                     COMPLETION OF NCO PORTFOLIO TRANSACTION
                  AND INTENT TO LIST ON NASDAQ NATIONAL MARKET

FORT WASHINGTON, PA and BALTIMORE, MD, February 21, 2001 - NCO Group, Inc. (Nasdaq: NCOG) ("NCOG"), the world's largest provider of accounts receivable collection services, and Creditrust Corporation (OTC:CRDT)("CRDT"), an information-based purchaser of delinquent Visa(R) and MasterCard(R) debt, announced today the completion of the previously announced merger between NCOG's wholly owned subsidiary NCO Portfolio Funding Inc ("NCOPF") and CRDT. The newly combined entity will be called NCO Portfolio Management Inc (OTC: NCOP) ("NCOP"). Approximately 63% of NCOP will be owned by NCOG and legacy shareholders of CRDT will own approximately 11%. The remainder of NCOP will be owned by certain former creditors and other stockholders as described below. The merger is in conjunction with CRDT's plan of reorganization, which was approved by the United States Bankruptcy Court on January 18, 2001. Under the plan of reorganization, all creditors of CRDT will be paid in full, in cash, including accrued interest.

Highlights of the NCOP transaction are as follows:

         o NCOP will focus on the purchase and management of delinquent accounts receivable portfolios.

         o Each holder of record of a share of CRDT common stock on February 20, 2001 will initially receive 0.1388 shares of NCOP common stock, and will be eligible to receive up to an additional 0.0279 shares, currently held in escrow, based on the resolution of certain disputed claims. This equates to an equivalent market price of up to $4.50 per share, based on the closing bid price of CRDT yesterday of $0.75 per share.

         o    NCOP has approximately 13.6 million shares of stock outstanding.

         o NCOP shares will initially trade on the Over the Counter ("OTC") market. After approximately three weeks the stock is expected to transition to Nasdaq National Markets. Five brokers have indicated that they intend to make a market in NCOP's stock. Several of NCOG's research analysts intend to initiate coverage on NCOP shortly after the stock is listed on the Nasdaq. NCOP will be one of the largest publicly traded companies dedicated to the purchase of delinquent consumer debt.

         o Michael J. Barrist, Chairman and CEO of NCOP, has purchased $2.0 million of common stock from NCOP at a price of $5.11 per share.

         o Joseph K. Rensin, outgoing Chairman and CEO of CRDT, has purchased $1.0 million of common stock from NCOP at a price of $5.11 per share.



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         o    NCOP will have a five-member board of which four directors will be independent. Two of the independent directors have been appointed by NCOG, one by a group of CRDT bondholders, and one by the CRDT legacy shareholders.

         o NCOP entered into a ten-year exclusive agreement with NCOG whereby NCOG will refer all debt purchase opportunities in the United States to NCOP and NCOG will be the exclusive servicer of all NCOP portfolios. Additionally, NCOG purchased from NCOP all of the call center assets previously owned by CRDT, and employed a majority of the legacy CRDT call center employees.

         o Joseph K. Rensin, CRDT's Chairman and CEO, has entered into a 3 year consulting agreement with NCOP whereby he will be available to assist with any transition related issues.

         o Under an agreement with NCOG's lender group, NCOG has established a $50.0 million credit facility for the exclusive use of NCOP.

"We are very pleased with the way this transaction has worked out," stated Joseph K. Rensin, outgoing Chairman and CEO of CRDT, "Creditrust has a long history as an industry pioneer, and we are confident that the synergies with NCO Group will only add value for our shareholders and our employees."

"We are extremely excited about completing this transaction," stated Michael J. Barrist, Chairman and CEO of NCOG, "NCO Portfolio Management will be able to leverage the client relationships and scale of the NCO Group infrastructure as well as the portfolios, historical data and highly skilled workforce of both Creditrust and NCO Group. We believe that NCO Portfolio will be the premier player in the purchased debt marketplace and will achieve the 'best in class' brand recognition that NCO Group has already achieved in the accounts receivable marketplace."

NCOP Investor Guidance:

The bankruptcy process provides investors and analysts with a voluminous amount of data, provided in a format to facilitate the successful reorganization of a business in the bankruptcy process. Accordingly, the following summary information is provided by NCOP to facilitate financial modeling for the investment community.

         Initial Capitalization and Financing

NCOP is expected to have an initial net book value of approximately $43.0 million consisting primarily of previously purchased portfolios of delinquent accounts receivable contributed by NCOPF and CRDT, as well as the proceeds from the aforementioned sale of common stock. In addition to the ongoing cash flow generated by the contributed portfolios, NCOP projects that it will require approximately $50.0 million of financing, with the initial use of funds as follows:

         Repayment of pre-existing warehouse facility             $13,200,000
         Repayment of pre-bankruptcy claims                        18,600,000
         Estimated initial financing costs                          1,000,000
         Repayment of portfolios purchased by NCOG
           in excess of $25.0 million                               5,700,000
         Proceeds from sale of common stock                        (2,300,000)
                                                                 ------------

                                                                  $36,200,000
                                                                  ===========

The remaining $13.8 million in conjunction with the ongoing cash flow from the existing portfolios will be used to purchase approximately $4.5 million per month of new accounts receivable portfolios during 2001.

Under an agreement with its senior lender, NCOG has established a $50.0 million sub-limit within its existing $350.0 million credit facility. This will enable NCOG to establish a $50.0 million credit facility for NCOP's exclusive use. This credit facility may be refinanced at a later date.




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NCOG will charge NCOP 200 basis points over the rate NCOG is charged by its senior lender. To the extent that NCOG borrows funds under its credit facility to lend to NCOP, NCOG will pay its lender an additional 100 basis points.

         Method of Accounting

The accounting for purchased portfolios assumes that collections over the portfolio's life will exceed the amount paid for that portfolio. Accordingly, a portion of each month's collections is considered to be recouping the original purchase price, and a portion represents the profit on the portfolio acquisition. The method of accounting recognizes the time value of money in how profits are recognized within each portfolio.

The accounting process for acquired portfolios is as follows:

         A) NCOP performs an extensive underwriting of each purchase opportunity. This underwriting includes a review of all available information on the portfolio and a comparative analysis of statistical information within the NCOG data warehouse. The goal of the underwriting process is to find a comparable pool of delinquent accounts in order to develop a model of how the purchased portfolio is expected to perform. There are many situations where NCOG has specific statistical data on a given portfolio opportunity.

         B) As part of the underwriting process, an initial collection curve is developed which generates an internal rate of return ("IRR"). This collection curve represents the total expected collections on a portfolio, and the timing of those expected collections on a monthly basis over a sixty-month period.

         C) Based on the collection curve and the IRR, a portion of the collections from each month are allocated to revenue earned and the remainder amortizes the purchase price of the portfolio.

         D) While it is possible under this accounting method to have revenue in excess of collections in the early months of a new purchase (negative amortization), NCOP has historically recognized revenue representing approximately 70% of collections.

         E) The modeling systems used by NCOP minimize the risk of overstating revenue, and properly amortize the portfolios over their estimated lives. On a monthly basis, the system adjusts the future expected collections and the timing of those collections, based on the performance of the portfolio to date. Additionally, on a quarterly basis, management reviews each portfolio.


         Method of Presentation

Several of the portfolios acquired in the CRDT merger were previously sold in securitized transactions. There are two methods of presentation for these portfolios based on how each individual securitized transaction was originally structured. Either the transaction was accounted for using "gain on sale" accounting, where the sale to the respective trust is considered a true sale, or the transaction was accounted for using the "finance method" where the sale is considered a financing transaction and is treated as a loan for accounting purposes. Under either method, there is no recourse with respect to NCOP.

Based on GAAP, there are significant differences between the two methods, but for purposes of an acquisition the only difference is in the presentation. Where a transaction was reported using gain on sale accounting, the balance sheet presentation is the value of the portfolio net of the debt assumed with that portfolio. Where a transaction was reported using the finance method of accounting, the value of the portfolio is shown as an asset, and the debt assumed with the portfolio is shown as a liability.

Two of the portfolios acquired from CRDT were accounted for utilizing the gain on sale accounting method. All other securitized portfolios were accounted for as financing transactions. None of the legacy NCOP portfolios were securitized.




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         Collections and Revenue Recognition

Collections in 2001 on the portfolios contributed by NCOP and CRDT and on the projected purchases are expected to range from $10 million to $13 million for the first quarter, $27 million to $30 million for the second quarter, $28 million to $31 million for third quarter, and $30 million to $33 million for the fourth quarter. Based on the internal rates of returns expected from the existing portfolios, as well as the characteristics of the expected purchases during 2001, approximately 64% of 2001 collections are projected as revenue. The remainder of the collections are used to amortize the carrying value of the portfolio on the balance sheet.

         Servicing fee expense

Under its agreement with NCOG, all new and existing purchased receivable portfolios will be serviced at a fee ranging from 20% to 40% of collections. The blended servicing rate in 2001 is expected to be approximately 23% to 24%. It is important to note that servicing fees are calculated based on collections, not revenue.

         Operating expenses

Operating expenses consist primarily of payroll costs associated with the analysis, acquisition and accounting for managed accounts receivable portfolios. In addition to its normal operating expenses, NCOP will be utilizing payroll and insurance services from NCOG, as well as paying its ratable share of rent and overhead for its office space.

         Interest expense

Where a trust was accounted for using "gain on sale" accounting, interest is netted out before calculating revenue and amortization of the balance sheet carrying value. The other trusts report interest in a traditional manner below "Income from Operations." Interest paid on subsequent purchases, as well as interest on funds borrowed in connection with the merger, is also accounted for in a traditional manner.

The debt in the securitized trusts is fixed rate debt (ranging from 7.75% to 15.00%) and is secured solely by the assets within the applicable securitized trust. Interest borrowed by NCOP under its credit facility with NCOG bears interest at the rate charged by NCOG's senior lender plus 200 basis points. NCOP expects to be fully drawn on the line of credit by the end of 2001 and begin repaying the line out of cash flow in the first half of 2002.

The net interest expense for NCOP is expected to range from $850,000 to $1.1 million, $2.8 million to $3.1 million, $2.7 million to $3.9 million, and $2.5 million to $2.7 million for the first, second, third, and fourth quarters of 2001, respectively.

         Income taxes

NCOP is expected to have a marginal tax rate of approximately 37.5%.

Because the portfolios acquired are composed of distressed debt and because collection results are not guaranteed until received, for tax purposes any gain on a particular portfolio is deferred until the full cost of its acquisition is recovered. In accordance with GAAP, revenue for book purposes is recognized over the life of the portfolio. Accordingly, deferred taxes are created during the early stages of a portfolio, and tax relief is obtained as new portfolio purchases defer taxes on the revenue from previous portfolios where collections have become fully taxable.

         Earnings per share

Based on the financial and operational guidance outlined in this press release, NCOP expects EPS to be approximately $0.12 to $0.15 per share for the period from February 15, 2001 to March 31, 2001; $0.28 to $0.31 per share for the quarter ended June 30, 2001; $0.33 to $0.36 per share for the quarter ended September 30, 2001 and $0.35 to $0.38 per share for the quarter ended December 31, 2001.




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NCOG and NCOP also announced that it will host an investor conference call on
Monday, February 26, 2001 at 11:00 a.m., EST, to address the items discussed in this press release in more detail and to allow the public a limited opportunity to ask questions. Interested parties can access the conference call by dialing
(888) 868-9078 (domestic callers) or (973) 628-9554 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (877) 519-4471 (domestic callers) or (973) 341-3080 (international callers) and providing the pass code 2444281.

In order to ensure clarity and address all pertinent issues on the conference call, investors and analysts may send questions, in advance, via e-mail to 2001.guidance@ncogroup.com or via fax at (215) 793-2038. To the extent possible, all questions received by noon on Friday, February 23, 2001 will be incorporated into the conference call.

                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to NCOG's, CRDT's, or NCOP's, or their respective management's, outlook as to financial results in 2001 and beyond, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to NCOG's, CRDT's, or NCOP's, or their respective management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in NCO Group, Inc.'s and Creditrust Corporation's filings with the Securities and Exchange Commission, including the Annual Report of NCO Group, Inc. and Creditrust Corporation on Forms 10-K, filed on March 27, 2000 and March 30, 2000, respectively, as amended, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

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